OFFICE LEASE
                                                    ------------
                                           (Quail Springs Office Building)


         THIS AGREEMENT (the "Lease") is made __________, 1999, between TMK INCOME PROPERTIES, L.P., a Delaware limited partnership, having an office at Suite 600, 204 North Robinson, Oklahoma City, Oklahoma 73102 (the "Landlord"), and ETHOS COMMUNICATIONS, INC., having a notice and mailing address at
_______________ (the "Tenant"). Unless otherwise separately defined, the capitalized terms used herein are defined at Paragraph 4 below.

                                                W I T N E S S E T H:
                                                - - - - - - - - - -


1. Conditions Precedent. Notwithstanding anything herein to the contrary, it is expressly recognized and agreed --------------------- that this Lease and/or the Tenant's right to occupy the Leased Premises are expressly conditioned upon the satisfaction of the following conditions precedent:

1.1 Surrender by Pioneer. Tenant acknowledges that Pioneer Natural Resources U.S.A., Inc. ("Pioneer") has certain rights in and to the Leased Premises by virtue of that certain Office Lease dated July 11, 1996, entered into by the respective predecessors of Landlord and Pioneer, as amended (collectively the "Pioneer Lease"), which rights are to be surrendered on or before the Effective Date. Accordingly, this Lease is expressly conditioned upon Pioneer and Landlord having fully executed a Surrender and Acceptance Agreement in a form satisfactory to Landlord on or before the Effective Date and in the event such condition is not satisfied, then this Lease shall be null and void and the parties shall have no further rights or liabilities to each other hereunder.

1.2 Vacation by Pioneer. Tenant acknowledges that its occupancy of the Leased Premises as of the Commencement Date is expressly conditioned upon Pioneer's vacation of the Leased Premises at least _____ (____) days before the Commencement Date.
                  Accordingly, in the event Pioneer has not vacated the Leased Premises by such date, then Tenant's occupancy shall be delayed pursuant to the terms of Paragraph 2.1.2 hereinbelow.

1.3 Rights of Refusal. Tenant acknowledges that Sonat Exploration Company ("Sonat") and Louis Dreyfus Natural Gas ----------------- Corp ("Louis Dreyfus") have certain rights of refusal in and to the Leased Premises, which rights of refusal should be exercised or expire prior to the Effective Date hereof. Accordingly, this Lease is expressly conditioned upon Sonat and Louis Dreyfus, respectively, either failing to exercise or expressly waiving their rights of refusal in and to the Leased Premises, on or before the Effective Date and in the event such conditions are not satisfied then this Lease shall be null and void and the parties shall have no further rights or liabilities to each other hereunder.

1.4 Leased Premises. Provided that the conditions precedent set forth in Paragraphs 1.1 and 1.3 hereinabove are ---------------- satisfied on or before the Effective Date, Landlord hereby leases the Leased Premises to Tenant and Tenant hereby leases the same from Landlord. As reflected on Schedule "1", the Leased Premises will be comprised of approximately 3,978 square feet of Net Rentable Area on the third (3rd) floor of the Building; provided, however, the square feet of Net Rentable Area within the Leased Premises will be increased or decreased to reflect the actual square footage of Net Rentable Area reflected on the Final Working Drawings and documented by an amendment to this Lease.

2. Term. The Lease Term is five (5) years having a Commencement Date on the earlier of: (a) thirty (30) days after the Effective Date of this Agreement (the "Projected Commencement Date"); or (b) Substantial Completion of the Leasehold Improvements; subject to postponement, acceleration or extension as hereafter provided. If the Commencement Date occurs (aa) on the first day of a month, the Expiration Date will be five (5) years from the last day of the preceding month; or (bb) on a date other than the first day of the month, the Expiration Date will be five (5) years from the last day of the month in which the Commencement Date occurs; unless extended as hereafter provided.

2.1 Late Occupancy. If for any reason construction of the Leasehold Improvements
has  not  reached  ---------------   Substantial  Completion  by  the  Projected
Commencement Date, this Lease will nevertheless continue in
                  effect.



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                                       17

                  2.1.1 Tenant's Causation. If the failure to reach Substantial Completion arises from: (a) any delay in the installation of the Leasehold Improvements caused by any change in or addition to the work ordered by Tenant; (b) Tenant's nonpayment of Tenant's Construction Cost; or (c) any other default, delay or omission by Tenant or anyone acting under or for Tenant; the payment of Rent will commence on the Projected Commencement Date in accordance with Paragraph 3.1 and the Lease Term will not be modified.

                  2.1.2 Other Causation. If the failure to reach Substantial Completion by the Projected
                             Commencement Date arises through no fault of Tenant, Rent will abate and not commence until the date of Substantial Completion and the Lease Term will be extended by the period of time which elapses between the Projected Commencement Date and the date of Substantial Completion.

                  2.1.3 Outside Date. If through no fault of Tenant, Substantial Completion is not reached within one hundred eighty (180) days from the Projected Commencement Date, either party may terminate this Lease and neither party shall have any obligation to the other party for any action taken prior to the termination. The abatement of Rent through Substantial Completion or termination as provided herein will constitute full settlement of all claims which Tenant might otherwise have against Landlord by reason of any delay in occupancy of the Leased Premises.

3. Rent. Tenant shall pay Rent to be mailed to Landlord at P. O. Box 25517, Oklahoma City, Oklahoma 73125-0517 or ---- delivered to Landlord at Suite 600, 204 N. Robinson, Oklahoma City, Oklahoma 73102. All Base Rent is payable in advance and without prior notice or demand, beginning on the date provided herein and continuing thereafter on the first day of each month through the Expiration Date.

         3.1 Base Rent. During the Lease Term, Tenant shall pay to Landlord as Base Rent an aggregate amount equal to the products of: (a) $18.00 ; times (b) the total square feet of Net Rentable Area actually in the Leased Premises; times (c) five (5) Lease Years in the Lease Term. If there is an increase or decrease in the square feet of Net Rentable Area in accordance with Paragraph 1, the Base Rent will be adjusted according to the preceding formula. Any such required adjustment to Base Rent reflecting an increase or decrease in the square feet of Net Rentable Area, shall be confirmed in an amendment to this Lease, signed by both parties and attached hereto as a part hereof for all purposes, which amendment will also confirm the effective Commencement Date for all purposes hereunder.

         3.2 Operating Cost Increase. In the event the Estimated Operating Cost for any calendar year during the Lease Term exceeds the Base Operating Cost, Tenant agrees to pay to Landlord on the first day of the month following receipt of a statement therefor and monthly thereafter an amount which is equal to one-twelfth (1/12) of Tenant's Share of the excess amount.

         3.3 Rent Adjustment. On or before March 15 of each calendar year during the Lease Term, Landlord will provide Tenant a statement of Landlord's Actual Operating Cost incurred during the preceding calendar year. If the Estimated Operating Cost exceeds or is less than the Actual Operating Cost for any calendar year ending during the Lease Term, the amount of Tenant's Share of such excess or deficiency will be added to or credited against the subsequent installments of Additional Rent payable during the remaining months of that calendar year. Any sums owed by reason of such adjustment will not bear interest and will, except with respect to final settlement on the Expiration Date, be payable only as a reduction or increase in the amount of Additional Rent to accrue and under no circumstances will Rent be reduced to an amount less than the Base Rent.

         3.4 Prorations. If the Commencement Date is a date other than the first day of a month, or if the Expiration Date is a date other than the last day of a month, the installment of Base Rent for the month in which such date occurs will be prorated based on a thirty (30) day month. If any assessment for Additional Rent is computed for a term beginning before the Commencement Date or extending beyond the Expiration Date, the assessment will be prorated based on a three hundred sixty
                  (360) day year.

         3.5 Late Charges. In the event Tenant fails to make timely payment of Rent or any other amount due and owing hereunder and the amount remains unpaid for a period of ten (10) days from such due date, in addition to any and all other sums due and owing herein, Landlord may collect from Tenant as Additional Rent an administrative service fee in an amount equal to $100.00 per day for the period of time Rent remains unpaid.

4. Construction and Definitions. Unless otherwise herein defined, the terms used in this Lease have the meanings indicated in this Paragraph 4 and shall include the plural as well as the singular. The word "including" shall be construed to be followed by the words "without limitation" or "but not limited to." The words "herein", "hereof", "hereunder", "hereafter" and other words of similar import shall refer to this Lease as a whole and not to any particular Paragraph or other subdivision. All references to Schedules or other attachments shall refer to Schedules, exhibits, diagrams and special provisions attached to this Lease and all of which are incorporated by reference herein for all purposes.

         4.1 Actual Operating Cost. Operating Cost in fact incurred by Landlord in any given calendar year.
                  ---------------------

         4.2 Additional Rent. The sums described at Paragraphs 3.2, 3.3 and 3.5 and any other amounts required to be
                  ---------------
                  paid by Tenant hereunder.

         4.3 Base Operating Cost. The Actual Operating Cost for calendar year 1999.
                  -------------------

         4.4      Base Rent.  The sum described at Paragraph 3.1.
                  ---------

         4.5 Building. The structure owned by the Landlord known as "Quail Springs Parkway Plaza - East Tower" (sometimes herein called "East Tower") and Quail Springs Parkway Plaza - West Tower" (sometimes herein called "West Tower") (as used herein East Tower and West Tower are collectively called the "Building"), are located on the following described tract of land:

                  A tract of land lying in the Southeast Quarter of Section 12, Township 13 North, Range 4 West of the Indian Meridian,
                  Oklahoma County, Oklahoma, and being more particularly described as follows:

                             Commencing at the Southwest corner of said Southeast Quarter; THENCE North 00o20'07" West along the West line of said Southeast Quarter a distance of 307.43 feet to a point lying on the North right-of-way line for West Memorial Road; THENCE continuing North 00o20'07" West along said West line a distance of 1222.99 feet; THENCE North 89o30'46" East a distance of 81.70 feet to a point on the East right-of-way line for Quail Springs Parkway, said point also being the POINT OF BEGINNING; THENCE continuing North 89o30'46" East a distance of 622.89 feet; THENCE South 00o29'14" East a distance of 501.00 feet; THENCE South 89o30'46" West a distance of 103.81 feet; THENCE South 44o30'46" West a distance of 102.53 feet; THENCE South 89o30'46" West a distance of 403.08 feet to a point on the Easterly right-of-way line for Quail Springs Parkway; THENCE Northerly along said right-of-way line on the arc of a curve to the left, said curve having a radius of 1662.16 feet (a chord bearing North 02o24'30" West, a chord length of 335.70 feet) an arc distance of 336.27 feet to a point of tangent; THENCE continuing along said right-of-way North 08o12'15" West a distance of
                             240.16 feet to the POINT OF BEGINNING. And contains 328,625 square feet or 7.5442 Acres, more or less.

4.6 Business Hours. The hours of operation for the Building will be 7:30 a.m. until 5:30 p.m. every Monday --------------- through Friday and 8:00 a.m. until 12:30 p.m. on Saturdays, excluding those days designated by the government of the United States as the following holidays, which shall be deemed outside of the Business Hours: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day (which for purposes of this Lease shall include the day after Thanksgiving Day), and Christmas Day.

         4.7 Building Regulations. The rules and regulations adopted and published from time to time by Landlord to promote the convenience, peace, safety and welfare of the tenants of the Building and to govern the Building use and the distribution of services which are applicable to all tenants of the Building. The current Building Regulations are set out at Schedule "4". Any modification to the Building Regulations shall bind Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any portion of the Building Regulations by any other tenants, occupants, or invitees of the Building.

4.8 Commencement Date. The date on which the Lease Term commences as specified at Paragraph 2, which may or ------------------ may not be the Projected Commencement Date.

         4.9 Common Areas. Parts of the Building designated by Landlord from time to time as intended for non-exclusive common use by the public and other tenants of the Building, including, stairways, elevators, service corridors, delivery areas, public restrooms, lobby entrances, and plaza areas.

4.10 Construction Agreement. Pursuant to Paragraph 5, the contract to be executed and delivered by Landlord ----------------------- and Tenant calling for the construction of the Leasehold Improvements by Landlord or Landlord's designees, in substantially the form of Schedule "3".

         4.11 Construction Cost. All costs incurred in constructing the initial Leasehold Improvements, including contractors', subcontractors', architects', engineers' and designers' fees and expenses (including costs of Final Working Drawings), and Landlord's construction supervision fee, all as set forth in the Construction Agreement.

4.12 Effective Date. The date inserted on the first page of this Lease following execution by the last party -------------- signing the counterparts of this Lease.

         4.13 Encumbrance(s). All mortgages, deeds of trust, security agreements, collateral assignments, and other encumbrances and all ground leases, master leases and other primary leases which might now or hereafter affect any portion of Landlord's interest in this Lease, the Building, the Land and/or any other property associated therewith and all advancements thereunder and all increases, renewals, modifications, consolidations, replacements and extensions thereof.

4.14 Estimated Operating Cost. Landlord's good faith estimate of the Operating Cost to be incurred in any -------------------------- given calendar year.

4.15 Expiration Date. The date when the Lease Term expires as specified at Paragraph 2 or such earlier date ---------------- as specifically provided herein.

4.16 Final Working Drawings. The plans, specifications and drawings for construction of the Leasehold
                  ------------------------
                  Improvements attached hereto as Schedule "2".

         4.17 Governmental Authorities. All federal, state, county, and municipal governmental bodies and agencies or instrumentalities thereof, including all judicial, quasi-judicial and administrative bodies, having jurisdiction over the Land and Building, Landlord's ownership and operation thereof, and Tenant's business and use and occupancy of the Leased Premises and Building.

4.18 Guarantor. Any Person executing a full or partial guaranty of payment or performance of any one or more
                  ---------
                  of Tenant's obligations under this Lease.

         4.19 Hazardous Material. Any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency as hazardous substances and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable Law.

4.20 Holder. The mortgagee, beneficiary, secured party or lessor under any Encumbrance and such party's
                  ------
                  successors and assigns.

          4.21 Improvement Allowance. The credit to Tenant for Tenant's Construction Cost incurred in the construction ---------------------- and installation of the Leasehold Improvements, in an amount as provided in Paragraph 5.3.

         4.22 Land. The tract of land upon which the Building is located and all appurtenances thereto.
                  ----

         4.23 Landlord. TMK Income Properties, L.P., a Delaware limited partnership, and its successors and assigns.
                  --------

         4.24 Laws. All laws, statutes, regulations, rules, ordinances and orders of any Governmental Authority, including common law and rulings, decisions and interpretations of all judicial, quasi-judicial, and administrative bodies.

         4.25 Lease. This lease agreement and all subsequent amendments and modifications, together with all schedules, exhibits, diagrams and special provisions attached hereto or subsequently attached hereto or thereto, and to any amendments or modifications thereof.

         4.26 Lease Term. The period of time designated at Paragraph 2 as the same might be modified from time to
                  ----------
                  time by the written agreement of Landlord and Tenant.

         4.27 Leased Premises. The space in the Building described at Schedule "1" and the Leasehold Improvements
                  ----------------
                  related thereto.

         4.28 Lease Year. Twelve (12) complete months following the Commencement Date and each successive twelve (12)
                  ----------
                  month period thereafter during the Lease Term.

         4.29 Leasehold Improvements. All improvements located within the Leased Premises on the Commencement Date as constructed or installed pursuant to the Final Working Drawings and the Construction Agreement, and all subsequent alterations and additions thereto, all of which are a part of the Building and the property of Landlord from the time of installation and shall be surrendered by Tenant to Landlord upon the Expiration Date or earlier termination of this Lease.

         4.30 Legal Requirements. All Laws and all recorded covenants, conditions and restrictions to the extent that they pertain to the access to, and maintenance, operation and occupancy of, the Land, the Building, the Leased Premises and Tenant's conduct of its business therein.

         4.31 Net Rentable Area. The area included within the Leased Premises as computed by Landlord on the
                  -------------------
                  following basis:

                  4.31.1 Entire Floor. If any portion of the Leased Premises consists of a full floor, the area constituting a full floor will be one hundred five percent (105%) of the square footage enclosed within a perimeter line constituting the midpoint of the outer wall or the glass line of the Building, after deducting space occupied by elevator shafts and other vertical penetrations of the Leased Premises for the use of other tenants of the Building but without deducting space occupied by columns or other intrusions into the Leased Premises which constitute structural components of the Building.

                  4.31.2 Partial Floor. If the Leased Premises or any portion thereof consists of less than a full
                             --------------
floor of the Building, the area thereof will be one hundred fourteen percent (114%) of the square footage enclosed within a perimeter line constituting the midpoint of the outer wall or the glass line of the Building and the midpoint of the common walls separating the Leased Premises from the Common Areas or other tenants of the Building, after deducting space occupied by elevator shafts and other vertical penetrations of the Leased Premises for the use of other tenants of the Building but without deducting space occupied by columns or other intrusions into the Leased Premises which constitute structural components of the Building.

         4.32 Operating Cost. All costs incurred or to be incurred by Landlord for any given calendar year in connection with the management, operation, safety, security, replacement and maintenance of the Building and the Park, the Land, the Common Areas, all other improvements on the Land. The costs with respect to the Building will be adjusted to reflect the greater of actual or a minimum of ninety-five percent (95%) occupancy of the Building and computed on an accrual basis.

                  4.32.1 Included Costs. By way of illustration, but not limitation, Operating Cost will include
                             ---------------
                             expenditures for:

                             (a)      Taxes;

                             (b)      utility and sewerage charges;

                             (c) the Building's share of the assessments and other expenses of Quail Springs Office Park Owner's Association (the "Owner's Association"), as may from time to time be designated pursuant to recorded declarations and other documents;

                             (d) the Building's share of the construction, operation, maintenance, security and repair of any parking areas and parking structures, whether constructed, installed and operated: (a) by the Owner's Association; or (b) by any Person; and whether available in common to all owners of buildings within the Park or allocated to all or one or more specified buildings in varying proportions;

                             (e)      cleaning (including supplies and
 janitorial services);

                             (f)      pest control;

                             (g)      licenses, permits and inspection fees;

                             (h)      insurance premiums;

                             (i)      heating and cooling charges;

                             (j)      repairs;

                             (k) management expenses, including management fees and other costs paid directly by
                                      Landlord  under  the  terms  of  any  real
                                      property    management     agreement    or
                                      administrative   services   agreement  and
                                      direct costs incurred by Landlord other than as provided in any such agreement;

                             (l) expenditures for personnel, including payroll and related expenses of those Persons directly involved with the operation, maintenance, security and
                                      management   of  the   Building   and  the
                                      Building's share of such expenses relating to the Park;

                             (m)      equipment rental;

                             (n)      ground rental;

                             (o)      reasonable reserves for repair and
                                      replacement;

                             (p)      labor;

                             (q)      supplies;

                             (r) access monitoring charges attributable to the Building;

(s) expenditures, whether by purchase or lease, for capital improvements and capital equipment that under generally applied real estate practices are expensed or regarded as deferred expenses and capital expenditures that are made by reason of requirements of Law or for emergency or labor-saving devices or in lieu of a repair, in which case such capital improvements shall be included in Operating Costs for the calendar year in which such costs are incurred and every subsequent calendar year, amortized on a straight-line basis over an appropriate period with interest calculated at an annual rate of ten and one-half percent (10-1/2%);

(t) charges of independent contractors performing work included within the definition of Operating Costs;

(u) exterior and interior landscaping not included in assessments of the Owner's Association;

                             (v) all additional costs of compliance with Laws and other Legal Requirements directly applicable to the improvement or alteration, maintenance and operation of the Building, including ADA and all environmental Laws; and

(w) legal, accounting and other professional fees and disbursements incurred in the operation and management of the Land and Building.

                  4.32.2 Excluded Costs. The following will be excluded from Operating Cost:
                             --------------

(a) charges which are reimbursed to Landlord for any reason, including without limitation reimbursements of payments made from reserves previously accrued;

                             (b)      depreciation;

                             (c) debt service, including interest and late charges, except as specifically described above;

                             (d) costs of constructing the Building and initial Leasehold Improvements or the repair and restoration thereof following casualty loss or condemnation to the extent reimbursed by insurance or by a condemnation award;

                             (e)      leasing commissions, rental concessions
and buy-outs;

                             (f)      income, franchise and similar Taxes which
are personal to Landlord; and

                             (g) legal, accounting and other professional fees incurred in preparation of leases for tenants and prospective tenants or otherwise not attributable to the operation or management of the Building and Land or for preparation of leases.

         4.33 Park. The commercial mixed-use development currently known as Quail Springs Office Park, within which
                  ----
                  the Building is located.

         4.34 Person. A natural person, or a corporation, partnership, limited liability company, or any other legal
                  ------
                  entity, or a Governmental Authority, as the case may be.

         4.35 Rent. The sums to be paid by Tenant to Landlord as Base Rent and Additional Rent pursuant to Paragraph 3 and such other amounts as required to be paid by Tenant to Landlord pursuant to the terms hereof.

         4.36 Substantial Completion. The completion of the construction of the Leasehold Improvements to the extent that the same can be occupied by Tenant for the conduct of Tenant's business. The completion of minor construction deficiencies or completion of punch list items will not delay Substantial Completion.

         4.37 Taxes. All (a) real and personal property and ad valorem taxes or other tax levied in lieu of real property taxes, (b) municipal taxes, special assessments or similar charges, and
                  (c) all other taxes, assessments and governmental charges (including taxes on rents or services), levied or assessed against the Building, the Land, or any other improvements, fixtures or personal property owned by Landlord and located on or incorporated into the Building. If any special assessments are payable over a period of years, only that portion required to be paid during a calendar year, together with interest thereon, shall be treated as a Tax allocable to such year.

         4.38 Tenant. The party executing this Lease in such capacity and such party's permitted successors and
                  ------
                  assigns.

         4.39 Tenant's Default or Default by Tenant. The events set forth herein constituting a breach or default by Tenant hereunder upon the failure of Tenant to cure the same within applicable cure or grace periods.

         4.40 Tenant's Construction Cost. That portion of the final Construction Cost of the Leasehold Improvements to be paid by Tenant pursuant to Paragraph 5.3, being an amount equal to the Construction Cost minus the Improvement Allowance as adjusted for any additional charges, credits or adjustments provided herein or reflected in the Construction Agreement.

         4.41 Tenant's Share. A fraction computed by Landlord having as the numerator the Net Rentable Area contained within the Leased Premises and as the denominator the Net Rentable Area for office space in the Building. Tenant's Share is agreed by Landlord and Tenant to be 3,978/321,312, or 1.24%, subject to adjustment based upon the final determination of Net Rentable Area.

50 Leasehold Improvements. Landlord and Tenant agree that the Leasehold Improvements shall be constructed and ----------------------- installed in accordance with the procedures and provisions set forth in this Paragraph 5.

         5.1 Final Working Drawings. Landlord has prepared at Tenant's expense Final Working Drawings for the Leasehold Improvements to be installed on behalf of Tenant which Final Working Drawings have been mutually approved by Landlord and Tenant and are attached hereto as Schedule "2".

         5.2 Construction Agreement. Within five (5) days after the Effective Date Landlord will prepare and submit to Tenant the Construction Agreement setting forth the Construction Cost. Within five (5) days after Tenant's receipt of the Construction Agreement and the Construction Cost, Tenant will either: (a) approve the Construction Agreement and Construction Cost in writing; or (b) deliver a written notice to Landlord requesting specific changes. Thereafter Landlord will have five (5) days within which to submit to Tenant a revised Construction Agreement and final Construction Cost. Landlord and Tenant agree to negotiate in good faith to reach a mutually satisfactory Construction Agreement and Construction Cost. In the event Landlord and Tenant are both acting in good faith, but cannot agree on a mutually acceptable final Construction Agreement and Construction Cost within one hundred fifty (150) days from the Effective Date then Landlord will have the right during a ten (10) day period thereafter to terminate this Lease by written notice to Tenant; and upon such notice of termination, neither Party will have any further rights or obligations to the other hereunder; provided, however, Tenant shall be obligated to pay the costs incurred for preparation of the Final Working Drawings. If no such notice of termination is given within such 10-day period, this Lease shall continue in full force and effect, and Landlord will have the final authority to complete the Construction Agreement and the Construction Cost, which Tenant shall execute within two (2) days of delivery of the same to Tenant.

         5.3 Construction. The Leasehold Improvements reflected in the Final Working Drawings will be installed by Landlord at Tenant's expense except that Landlord agrees to credit Tenant with an improvement allowance against the Construction Cost in an amount equal to the product of: (a) five and No/100 Dollars ($5.00); times (b) the square feet of Net Rentable Area in the Leased Premises (the "Improvement Allowance"). The Construction Cost reduced by the Improvement Allowance will be "Tenant's Construction Cost." Subsequent to the approval and the execution of the Construction Agreement, Landlord will construct or cause to be constructed the Leasehold Improvements. Landlord will have no obligation to commence construction of the Leasehold Improvements until: (a) Landlord and Tenant have approved the Construction Cost and executed the Construction Agreement; and (b) Tenant has paid to Landlord an amount equal to one-half (2) of Tenant's Construction Cost in the amount set forth in the Construction Agreement. The balance of Tenant's Construction Cost will be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of written notice of the date of Substantial Completion of the Leasehold Improvements. In the event Tenant orders any change in or addition to the work called for by the Final Working Drawings, all additional costs resulting therefrom will be paid by Tenant within ten (10) days of Tenant's receipt of an invoice from Landlord.

         5.4 Fixtures and Personalty. All fixtures (including trade fixtures attached to the Leased Premises), equipment, improvements, and appurtenances attached to, or built into, the Leased Premises as reflected in the Final Working Drawings or subsequently installed pursuant to any other provisions hereof, whether by Landlord at Landlord's expense or at Tenant's expense, or by the Tenant, shall be and remain part of the Leased Premises and shall not be removed by Tenant at the expiration of the Lease Term, unless otherwise expressly provided in this Lease.

                  5.4.1      Fixtures.   All   electric   ceiling  and  lighting
                             fixtures and outlets; plumbing; heating; sprinkling; telephone, telegraph and built-in communication systems; partitions, railings, doors, panelling, molding, cabinetry, shelving, flooring, floor and wall coverings; and all ventilating, silencing, air conditioning, cooling and heating equipment; where installed within or to interior walls, floors and ceilings, shall be deemed as fixtures and to comprise a part of the Leased Premises and shall not be removed by Tenant except as otherwise specifically provided herein.

                  5.4.2 Movable Items. Where not built into the Leased Premises or attached to interior walls,
                             --------------
floors and ceilings, and if furnished by or at Tenant's expense without credit by the Improvement Allowance, all readily removable electric fixtures, non-attached carpets or rugs, electric fans, water coolers, kitchen appliances, furniture, furnishings, movable trade fixtures and equipment shall not be deemed fixtures and a part of the Leased Premises, and may be removed by Tenant upon the condition that such removal does not damage the Leased Premises and upon condition also that Tenant shall pay the cost of repairing any damage to the Leased Premises arising from any such removal.



60 Tenant Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord an amount equal to two (2) month's Base Rent. Such deposit will be held by Landlord throughout the Lease Term without liability for interest and as security for the performance by Tenant of Tenant's obligations under this Lease. The deposit will not be considered an advance payment of Rent or a measure of Landlord's damages for any Default by Tenant. Landlord may commingle the deposit with Landlord's other funds and may, from time to time, without prejudice to any other remedy, use the deposit to satisfy any arrearages of Rent or any other obligation of Tenant hereunder. Following any such application of the deposit, Tenant, on demand, shall restore the deposit to its original amount and Tenant's failure to do so within five (5) days of written notice from Landlord shall be a Default hereunder. If Tenant is not in Default at the termination of this Lease, the balance of any such deposit remaining after any such application will be returned to Tenant. If Landlord transfers Landlord's interest in the Building during the Lease Term, Landlord shall assign the deposit to the transferee and thereafter the transferor will have no further liability with respect to any such deposit so assigned.

70 Payments. Tenant agrees to pay all Rent at the times and in the manner herein provided. Tenant's obligation to pay Rent is an independent covenant and no act or circumstance whatsoever (whether constituting a default by Landlord or not) will release Tenant from the obligation to pay Rent timely or give rise to a counterclaim, offset or deduction unless specifically otherwise provided herein. Time is of the essence in the performance of each of Tenant's obligations hereunder. In the event any payment of Rent is not made within five (5) days after its due date, then Late Charges will be assessed as set forth in Paragraph
3.5 above, and in addition to Late Charges, such amount shall bear interest daily until paid at the lesser of: (a) the rate of eighteen percent (18%) per annum; or (b) the highest lawful rate per annum allowed under applicable Law, with such interest accruing from the due date.

80 Use. Tenant will occupy the Leased Premises continuously and in entirety and will not use or permit any portion of the Leased Premises to be used for any purpose other than for general office space and related administrative activities. Tenant may not use the Leased Premises for any purpose which is unlawful, disreputable, adversely affects Landlord's leasing of the Building or increases the risk of casualty or the rate of fire or casualty insurance covering the Building or its contents. In the event that any act of Tenant results in any increase in the cost of insurance covering the Building or its contents, Tenant agrees to pay to Landlord the amount of such increased cost as Additional Rent. Tenant will conduct Tenant's business and will control Tenant's agents, employees, licensees and invitees in such a manner as not to create any nuisance, or interfere with, annoy or disturb other tenants or Landlord. Tenant will maintain the Leased Premises in a clean and healthful condition. Tenant, at Tenant's expense, shall comply and shall cause Tenant's agents, employees, licensees and invitees to comply fully with: (a) the Building Regulations; (b) all Laws pertaining to Tenant's use of the Leased Premises; (c) all other Legal Requirements, including all applicable Laws pertaining to air and water quality, hazardous materials, waste disposal, all emissions and other environmental matters; and (d) all zoning and other land use matters and with any directive of any Governmental Authority, pursuant to Law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Leased Premises. Tenant will not erect or install any sign or other type of display whatsoever, either upon the exterior of the Building or on the Land, upon or in any window of the Building, or any Common Area, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion. Any signs or other type of display which Tenant installs without Landlord's prior written consent may be removed by Landlord and Tenant shall reimburse Landlord for such cost promptly upon receipt of an invoice from Landlord.

90 Americans With Disabilities Act Requirements. Landlord is responsible for and will maintain the Common Areas of the Building in substantial compliance with the public accommodations provisions of Title III of the Americans With Disabilities Act of 1990, as amended (the "ADA"), and Landlord shall bear the cost of any improvements, repairs, renovations or modifications to the Common Areas that may from time to time be required to bring the Building into compliance or maintain the Building's compliance with Title III of the ADA. Tenant shall indemnify and hold Landlord harmless from and against any losses, costs, damages or claims of whatever nature, arising out of or in connection with the compliance requirements set forth in the ADA, as amended, relating to the use and occupancy of the Leased Premises and/or alteration and/or renovation of the Leasehold Improvements, including, but not limited to, any changes necessitated because of the specific needs of Tenant's employees.

100 Landlord's Services and Other Obligations. Landlord and Tenant hereby agree as follows:
         -----------------------------------------

         10.1 Standard Services. So long as Tenant is not in Default and subject to the limitations prescribed by the Building Regulations, Landlord agrees to furnish to Tenant during the Business Hours the following services: (a) access to running water at the points of supply generally provided in the Building and in reasonable quantities consistent with customary office usage; (b) heated and refrigerated air conditioning at such times, temperatures and in such amounts as Landlord regularly provides to tenants of the Building (specifically excluding, however, service, if necessary, for the operation of Tenant's supplemental heating, ventilation and air conditioning system for Tenant's computer equipment or similar high electricity consumption equipment, if any, all of which is considered excess service and will be provided at additional cost to Tenant in accordance with the following subparagraph); (c) elevator service in common with other tenants of the Building; (d) access to electrical power for normal occupancy and general office use (i) at a capacity of up to two and one-half (2.5) watts per month per square foot of Net Rentable Area on 120 volt for power distribution through outlets and for non-277 volt lighting fixtures; and
                  (ii) for 277-volt lighting at capacities Landlord reasonably determines and Tenant agrees to be appropriate for normal occupancy and general office use; (e) janitorial services as Landlord regularly provides to other tenants of the Building;
                  (f) ordinary maintenance services as Landlord determines to be reasonably required to maintain the exterior and mechanical systems of the Building and the Common Areas; (g) electric lighting for the Common Areas in the manner and to the extent deemed by Landlord to be reasonably required; and (h) main telephone service to the Building, such service to be made available in a telecommunications equipment area located on same floor of the Building as the Leased Premises.

         10.2 Excess Services. To the extent Tenant requests, uses or requires services: (a) in excess of the services regularly provided by Landlord pursuant hereto, or (b) requests, uses or requires services at times other than when such services are regularly provided by Landlord pursuant hereto; then Tenant agrees to pay to Landlord as Additional Rent such charges as Landlord might from time to time prescribe for such additional services.

10.2.1 Excess Electricity Requirements. Tenant shall pay monthly in arrears as Additional Rent for --------------------------------- any electrical consumption costs in excess of the levels set forth in Paragraph 10.1 above. Consumption of electricity supplied to the Leased Premises under subparagraph 10.1(d)(i) above shall be separately metered through a meter installed by Landlord at Tenant's expense and Tenant shall pay Landlord's actual costs incurred in connection with the furnishing of such excess electrical consumption. Consumption of electricity supplied to the Leased Premises under subparagraph 10.1(d)(ii) above shall be monitored by the Building's lighting control system. All 277-volt lighting service beyond the Business Hours of the Building relating to the Leased Premises will be monitored by the lighting control system and will be billed monthly to Tenant as Additional Rent, in an amount equal to Landlord's actual costs incurred in connection with the furnishing of such excess lighting service, payable in arrears. Unless previously included, installed and paid pursuant to the Final Working Drawings, Tenant shall pay the cost of installing, servicing and maintaining any special or additional lines, risers or other equipment that may be required for Tenant's computer, electro-data processing or other equipment requiring high electrical consumption, all of which will be installed under Landlord's supervision.

10.2.2 Excess HVAC Services. Heating, ventilation and air conditioning services ("HVAC Services") -------------------- provided to the Leased Premises by Landlord to Tenant beyond the Business Hours of the Building and not separately metered will be monitored by Landlord's HVAC control system and will be provided to Tenant at rates and charges established, from time to time, by Landlord for such excess HVAC Services. On the Commencement Date, the initial rate and charge for additional HVAC Service is Thirty Dollars ($30.00) per hour for the time period beyond the Business Hours of the Building in which such additional HVAC Service is provided. All invoices for Additional Rent attributable to excess HVAC Services will be due and payable within five (5) days after receipt thereof by Tenant.

         10.3     Landlord's  Services  and  Repairs.  Landlord  shall  make all inspections and repairs to the mechanical, electrical, plumbing and HVAC systems within the Building or providing service to the Leased Premises as customarily required for such equipment to be functional for their intended purposes. Landlord will promptly endeavor to repair any malfunction of such equipment when required following any notice of malfunction from Tenant, but the failure to any extent to furnish or any stoppage or interruption of the foregoing services will not render Landlord liable in any respect for damages to Tenant or any other Person or be construed as an eviction of Tenant or entitle Tenant to any abatement of Rent or relieve Tenant from performing any obligation contained herein. Tenant will promptly notify Landlord of any damage or malfunction of such systems of which Tenant has knowledge. Any such repairs made necessary by the act, neglect, fault or omission of Tenant or Tenant's agents, employees, invitees, or visitors shall be made by Landlord at Tenant's expense; and Tenant promptly shall remit such cost to Landlord, as Additional Rent, upon written demand therefor.

         10.4 Landlord's Reservation. Notwithstanding the foregoing, Landlord reserves the right, without any liability to Tenant and without being in breach of any covenant or agreement of this Lease, to temporarily interrupt or discontinue all or any portion of Landlord's services hereunder at such times, and for so long as may be necessary in Landlord's reasonable judgment by reason of accident, unavailability of employees, strikes, riots, acts of God or other events beyond the control of Landlord. Reasonable advance notice shall be given to Tenant for any anticipated interruption.

110 Quiet Enjoyment. If Tenant pays Rent herein reserved and performs the obligations of Tenant hereunder, Tenant
         ----------------
will peacefully hold and enjoy the Leased Premises throughout the Lease Term.

120 Insurance. Tenant and Landlord shall each maintain during the Lease Term, at their respective expense, the insurance coverages provided in this Paragraph 12.

         12.1 Tenant's Insurance. Tenant will maintain the following policy or policies of insurance insuring Tenant and naming Landlord as an additional insured: (a) fire and extended coverage insurance covering the Leased Premises, the Leasehold Improvements and Tenant's property located in the Leased Premises for the full replacement cost thereof; and (b) commercial general liability insurance, including contractual liability insurance, for injury to or death of any person occasioned by or arising out of or in connection with occupancy of the Leased Premises, the limits of such policy or policies to be in an amount of not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $3,000,000.00 with respect to any one occurrence. 12.1.1 Evidence of Coverage. Tenant will furnish to Landlord on or before the Commencement Date a certificate of insurance satisfactory to Landlord confirming the maintenance of such insurance and the payment of all premiums. Renewal certificates or copies of renewal policies will be delivered to Landlord at least thirty (30) days prior to the expiration of any policy. Tenant will obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance.

                  12.1.2 Carriers. All insurance required under this Paragraph shall be issued by insurance companies licensed to do business in the State of Oklahoma and acceptable to Landlord.

         12.2 Landlord's Insurance. Landlord will maintain the following policy or policies of insurance: (a) fire and extended coverage insurance covering the Building and the Common Areas for the full insurable value thereof; and (b) commercial general liability insurance insuring injury to or death of any person occasioned by or arising out of or in connection with the ownership, maintenance, management, leasing and operation of the Building, the limits of such policy or policies to be in an amount of not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $3,000,000.00 with respect to any one occurrence.

         12.3 Waiver of Certain Claims. Each of the parties hereby releases the other from all liability for damage due to any act or neglect of the other (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of any casualty for which either of the parties is now carrying, is required by this Lease to carry or may hereafter carry insurance; provided, however, the releases herein contained shall not apply to any loss or damage occasioned by the deliberate, harmful act of either of the parties hereto or their agents, employees, or other Persons acting on their behalf. Landlord and Tenant further agree that any insurance they obtain pursuant hereto shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this Paragraph and waive all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Upon request by either party, Tenant or Landlord shall provide the other with proof of insurance containing evidence of the insurer's acknowledgment of the provisions of this Paragraph 12.3.

130 Acceptance. By taking possession of the Leased Premises, Tenant will be deemed conclusively to have accepted the Leased Premises (including the
Leasehold Improvements) as being in substantial compliance with the Final Working Drawings and as suitable for the purposes for which the same are leased, to have accepted the Building and to have waived any defects therein, excepting latent defects; subject, however, to the completion by Landlord within a reasonable time after occupancy by Tenant of certain minor details or deficiencies to the Leasehold Improvements reflected on a written punchlist submitted by Tenant to Landlord within ten (10) days after the date of Substantial Completion.

140      Maintenance and Alterations.  Landlord and Tenant agree as follows:
         ---------------------------

         14.1 Landlord's Responsibilities. Subject to the provisions herein regarding damage by fire or other casualty and to the provisions of Paragraph 14.2, Landlord agrees to maintain the Building and Common Areas in good order and repair and to make all necessary structural repairs to the Building, including the Leased Premises, as and when required. Landlord reserves the right to connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wiring in, to and through the Leased Premises as and to the extent Landlord deems reasonably necessary, convenient or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants therein). Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord.

         14.2 Tenant's Maintenance Obligations. Tenant will, at Tenant's expense, maintain the non-structural portions of the interior of the Leased Premises in sound condition and good repair. Additionally, upon prior written approval of Landlord, Tenant will repair or replace any damage done to the Building or the Leased Premises by Tenant or Tenant's agents, employees, licensees or invitees. Tenant will not commit or allow any waste or damage to be committed on any portion of the Leased Premises. If Tenant fails to make such repairs promptly, Landlord, at Landlord's option, may make such repairs and Tenant shall pay Landlord as Additional Rent, within five (5) days following receipt of an invoice therefor, Landlord's actual costs incurred in making the repairs plus a supervision fee equal to ten percent (10%) of such cost to cover Landlord's overhead.

         14.3 Alterations. Tenant will make no alterations or additions to the Leased Premises without the prior written consent of Landlord. Any approved alterations or additions shall be undertaken in compliance with the provisions of Schedule "5". Tenant shall make no modifications or alterations to the Building structure and systems without Landlord's prior written approval, which Landlord may grant or withhold in Landlord's sole discretion.

         14.4 Work Performance. All repairs and permitted alterations or additions to the Leased Premises will be performed by Landlord or Persons designated by Landlord, or by Tenant or by Persons designated by Tenant and approved by Landlord, at Tenant's expense. If the projected costs for such repairs and permitted alterations or additions to the Leased Premises are estimated to exceed $5,000 Landlord shall obtain bids from at least two parties and shall accept the lowest bid; provided, however, Landlord shall not be required to accept the lowest bid if Landlord, in Landlord's professional judgment, has a reasonable basis to question the accuracy and industry standard of the bid pricing and Landlord advises Tenant of the reasoned basis on which Landlord questions the bid.

150 Assignment; Subletting. Tenant will not assign or encumber this Lease or any interest herein or sublet the Leased Premises in whole or in part or suffer any other person to occupy the Leased Premises or any portion thereof without the prior written consent of Landlord. Any such assignment, encumbrance, subletting or occupancy without such consent will be void. If Tenant desires to assign or encumber this Lease or sublet the Leased Premises or any part thereof, Tenant will give Landlord written notice of such desire specifying the name of the proposed assignee, mortgagee, or sublessee, the proposed effective date and all other terms of the proposed assignment, encumbrance or sublease at least sixty
(60) days prior to the date such assignment, encumbrance or sublease is proposed to be effective. Landlord will have the option for a period of thirty (30) days after receipt of such notice to: (a) terminate this Lease as of the proposed effective date specified by Tenant as to all or the portion of the Leased Premises affected; or (b) permit Tenant to assign, encumber or sublet such portion of the Leased Premises; or (c) refuse to consent to the proposed assignment, encumbrance or subletting and continue this Lease in effect as to the entire Leased Premises. The failure by Landlord to exercise any of the foregoing options within the time provided will be deemed an exercise of option
(c) above. Notwithstanding any consent granted by Landlord, Tenant and each assignee, mortgagee, and sublessee will at all times remain fully liable for the payment of Rent and for the performance of Tenant's obligations hereunder. No consent granted by Landlord will constitute a waiver of the provisions of this Lease except as to the specific instance covered thereby. Tenant shall pay for the costs of Landlord's expenses in reviewing the proposal and drafting the necessary documents, if any, including reasonable attorney fees incurred by Landlord.

160 Condemnation. If the Leased Premises or the Building is taken or condemned in whole or part for any public use or purpose by right of eminent domain or is transferred by agreement in connection with or in lieu of or under threat of condemnation, the Lease Term and the leasehold estate created hereby will, at the option of Landlord, terminate as of the date title vests in the condemnor or transferee. Landlord will receive the entire award from such taking (or the entire compensation paid on account of any transfer by agreement). Tenant will have no claim to any such award and Tenant assigns any right it might have to recover any money by the taking to Landlord. Tenant, however, shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed under applicable Laws for fixtures and other equipment installed by Tenant, but only if such award shall be made by the court in addition to (and shall in no manner whatsoever reduce) the award made by the court to Landlord for the Land and Building (including the Leasehold Improvements) or part thereof so taken.

170 Casualty. The following provisions shall apply to damage or destruction to the Building or the Leased Premises.
         --------

         17.1 Damage to Leased Premises Only. If the Leased Premises are damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If such damage cannot be repaired within one hundred eighty (180) days from the date of such casualty (as estimated by Landlord as soon as reasonably practicable after the occurrence of such damage), this Lease, at the option of either, exercised by giving written notice thereof to the other within sixty (60) days after the occurrence of such damage, will terminate as of the date such notice is given. On such termination Tenant will pay Rent and all other obligations of Tenant apportioned to the date on which such damage occurred and will immediately surrender the Leased Premises to Landlord. If the damage can be repaired within one hundred eighty (180) days, or if the damage cannot be repaired within one hundred eighty (180) days but neither Landlord nor Tenant exercises the option to terminate this Lease, Landlord will make the necessary repairs to the Leased Premises and Leasehold Improvements, at Tenant's expense (to the extent not covered by the proceeds of insurance carried by either party pursuant to the terms hereof), and this Lease will continue in effect, but Rent will be equitably reduced or abated (as determined in the good faith judgment of Landlord) until such repairs are made. Rent will not be abated or reduced so long as Tenant's continued occupancy of the Leased Premises is not materially interrupted.

         17.2 Damage to Building. If the Building, but not the Leased Premises, shall be so damaged by casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole judgment, be required or in the event of any material uninsured loss to the Building, Landlord may, at Landlord's option, terminate this Lease by notifying Tenant in writing of such termination within one hundred eighty (180) days after the date of casualty. On such termination Tenant will pay Rent and all other obligations of Tenant apportioned to the date of termination and Tenant will immediately surrender the Leased Premises to Landlord. If Landlord does not exercise the option to terminate this Lease within one hundred eighty (180) days following such casualty, Landlord will repair and restore the Building and the Common Areas at Landlord's expense. Rent will not be abated or reduced during such restoration or repair so long as Tenant's continued occupancy of the Leased Premises is not materially interrupted.

         17.3 Damage to Building and Leased Premises. If damage to the Building also includes damage to the Leased Premises and if Landlord has not elected to terminate this Lease pursuant to Paragraph 17.1, Landlord shall commence and proceed with reasonable diligence to restore the Building, including the Leased Premises, to substantially the same condition in which it was immediately prior to the casualty. Landlord's obligation to restore the Building shall not exceed the scope of work required to be done by Landlord in originally constructing the Building, nor shall Landlord be required to spend for such restoration an amount in excess of insurance proceeds actually received by Landlord as a result of the casualty. All cost and expense of restoring the Leased Premises and the Leasehold Improvements (to the extent not covered by the proceeds of insurance carried by either party pursuant to the terms hereof) shall be paid by Tenant.

         17.4 No Liability. Landlord shall not be liable to Tenant for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or Landlord's restoration work other than abatement of Rent as and when applicable in accordance with this Paragraph 17. Notwithstanding anything herein to the contrary, if the Leased Premises or any other portion of the Building is damaged by any casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the Rent hereunder shall not abate and Tenant shall be liable to Landlord for the cost of repair and restoration of the Building and Leased Premises to the extent such cost and expenses are not covered by insurance proceeds.

180 Entry. Landlord and Landlord's agents, employees and contractors will have the right to enter the Leased Premises at all reasonable hours (or, in any emergency, at any hour), to inspect, clean, repair or alter the Leased Premises as Landlord may deem necessary or to comply with Legal Requirements. Tenant will not be entitled to any abatement or reduction of Rent by reason thereby nor shall any such entry for such purposes constitute an actual or constructive eviction of Tenant. Landlord may also enter the Leased Premises at any time upon reasonable notice to Tenant to conduct economic appraisal of the Building or to show the Leased Premises to prospective purchasers, mortgagees, and tenants.

190 Security Interest. For valuable consideration and as security for the payment of Rent and all other obligations of Tenant under this Lease, Tenant hereby grants Landlord a security interest in all of Tenant's equipment, furnishings, inventory, trade, fixtures, accounts receivable and intangible property and all proceeds and products from such property located in or arising out of Tenant's use of the Leased Premises (all such property is referred to as "Collateral"). Upon the occurrence of a Default in any provision of this Lease, Landlord shall be entitled to all remedies of a secured creditor under the Uniform Commercial Code of the State of Oklahoma. Tenant agrees that adequate notice of any public or private sale of Collateral under the Uniform Commercial Code shall be five (5) days prior notice. Tenant agrees to sign any financing statement, amendment, or continuation statement, Landlord may present to Tenant covering the Collateral within ten (10) days of presentment. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to sign and file any and all such financing statements, amendments or continuation statements at the expense of Tenant in the event Tenant fails to do so.

200 Surrender of Leased Premises. Upon the Expiration Date or other termination of this Lease, Tenant shall quit and surrender the Leased Premises, together with all items comprising the Leasehold Improvements as set forth in Paragraph
5.4 herein, and such Leased Premises shall be broom clean and in good condition and repair, reasonable wear and tear excepted. Tenant shall ascertain from Landlord at least thirty (30) days prior to the Expiration Date or other termination of this Lease whether Landlord requires Tenant to restore the Leased Premises or any particular part thereof to the condition which existed at the Commencement Date. Upon notification from Landlord, Tenant, at Tenant's sole cost and expense, shall restore the same before the Expiration Date or other termination date and Tenant shall remove from the Leased Premises all property Tenant is entitled to remove under Paragraph 5.5 together with any alterations, additions, and improvements which Landlord has given Tenant written instructions to remove. Tenant, at Tenant's expense, shall immediately repair any damage to the Leased Premises resulting from the removal of Tenant's unattached, movable property or property Landlord has given Tenant written instructions to remove, unless such damage is caused by Landlord's negligence. If the Leased Premises are not surrendered as provided herein, Tenant shall indemnify Landlord against any loss or liability resulting from the delay of Tenant in surrendering the Leased Premises including, without limitation, any claims made by any succeeding tenant whose occupancy of the Leased Premises has been delayed. Tenant's obligation under the preceding sentence shall survive the Expiration Date or other termination of the Lease.

         20.1 Holding Over. If Tenant continues to occupy the Leased Premises after the Expiration Date or other termination of the Lease, such holding over will, unless otherwise agreed by Landlord in writing, constitute a month to month tenancy and Tenant shall pay to Landlord an amount equal to twice the amount of Rent payable during the last month prior to the scheduled Expiration Date or other termination of the Lease and be subject to all of the other provisions set forth herein.

         20.2 Abandoned Property. Landlord may, at Landlord's option, take possession of all personal property not removed by Tenant from the Leased Premises if no employee of Tenant enters the Leased Premises for a period of twenty (20) days or if Landlord receives notice or has a reasonable belief Tenant has abandoned or failed to continue to occupy, the Leased Premises. Additionally, any personal property not removed by Tenant within five (5) days of the Expiration Date, or any other termination of the Lease, will be conclusively presumed to have been abandoned by Tenant. On the occurrence of any such event Landlord may remove and store such property, at the expense of Tenant, without being liable to Tenant therefor. Landlord will thereafter comply with all notice requirements, as applicable, and other procedures required by the Law of the State of Oklahoma with respect to the disposition of abandoned or unclaimed property and notify Tenant in writing, at the notice address herein set forth or as otherwise required by Law, of such event and if Tenant fails to recover such property from Landlord within thirty (30) days after such
                  notice,   Landlord  may  dispose  of  such   property  in  any
                  commercially reasonable manner permitted by such Laws and apply any net proceeds, after deducting any actual and direct costs and fees incurred in securing, storing and selling such property, against any Rent or other amounts due hereunder, or if no amounts are due Landlord hereunder, then to Tenant.

210 Default. The following events shall be deemed to be events of default by Tenant under this Lease ("Tenant Defaults" or "Default") if not cured within the applicable cure period.

21.1 Monetary Default. Tenant's failure to pay any Rent or other sums payable by Tenant hereunder within ----------------- five (5) days from the due date.

21.2 Non-Monetary Defaults. Tenant's failure to cure any of the following events within thirty (30) days ----------------------
                  after written notice thereof to Tenant:

                  (a) material failure to comply with any term of this Lease or the Building Regulations to be observed by Tenant other than non-payment of any Rent when due;

                  (b) failure by Tenant to continue to occupy all of the Leased Premises and to conduct and operate Tenant's business within the Leased Premises during the Business Hours of the Building for a period of more than three (3) consecutive days;

                  (c)        Tenant's abandonment of the Leased Premises;

(d) discovery of any material misrepresentation or omission made with respect to Tenant's disclosure of Tenant's financial condition as submitted by Tenant to Landlord; or

(e) the making by Tenant of a transfer in fraud of creditors or an assignment for the benefit of creditors.

21.3 Other Defaults. The following events shall also be deemed events of default by Tenant if the same are
                  ---------------
                  not dismissed within sixty (60) days of the filing thereof:

(a) the filing by or against Tenant of any proceeding under the federal bankruptcy act or any similar Law;

(b) the adjudication of Tenant as bankrupt or insolvent in proceedings filed under the federal bankruptcy act or any similar Law; or

(c) the appointment of a receiver for Tenant or for any assets of Tenant.

220 Remedies. On the occurrence of any Default, Landlord has the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by Law, in equity, or by this Lease:

22.1 Application of Tenant Deposit. Landlord may apply Tenant's deposit held by Landlord against any amounts ----------------------------- owing or to pay part or all of the cost of remedying the Default.

         22.2 Termination. Landlord may terminate this Lease by written notice, in which event Tenant will immediately surrender the Leased Premises to Landlord (in accordance with the provisions set forth hereinabove), but if Tenant fails to do so, Landlord may without notice and without prejudice to any other remedy Landlord might have, enter and take possession of the Leased Premises and remove Tenant and Tenant's property therefrom without being liable to prosecution or any claim for damages therefor.

         22.3 Reletting. Landlord may enter and take possession of the Leased Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may change the locks on the doors to the Leased Premises to exclude Tenant therefrom and immediately discontinue furnishing any utilities and other services Landlord has been providing. If Landlord terminates Tenant's possession of the Leased Premises, either with or without terminating the Lease, then either: (a) the aggregate amount of the Base Rent for the remainder of the Lease Term shall at once mature and be immediately due and payable by Tenant to Landlord, and Landlord shall have the right to immediate recovery of all such amounts, together with interest thereon as provided hereinabove; or (b) Landlord may relet the Leased Premises either in the name of Landlord or as the agent of Tenant and receive the rent therefor, in which event Tenant will pay to Landlord, on demand, the costs of renovating, repairing and altering the Leased Premises and any deficiency that might arise by reason of such reletting. Such reletting, if undertaken at Landlord's sole discretion, may be for such term or terms (which may be greater or less than the then balance of the Lease Term hereunder) and on such conditions (which may include concessions or free rent) as Landlord in Landlord's absolute discretion may determine. Landlord will have no duty to relet the Leased Premises and the failure of Landlord to relet the Leased Premises will not release or affect Tenant's liability for Rent or for damages determined as provided hereinbelow. In addition, Landlord shall have the right, from time to time, to recover from Tenant all Additional Rent thereafter accruing pursuant to Paragraph 3.2.

         22.4 Rents from Reletting. Landlord may collect the rents from any reletting and apply the same in the following order: (a) the payment of the cost and expenses of reentry (including reasonable attorney's fees), redecoration, repair and alterations; and (b) to the payment of Rent accrued and to accrue hereunder. Any excess shall belong solely to Landlord. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of reletting as provided above.

22.5 No Abatement. Any action committed by Landlord pursuant to this Paragraph shall in no way cause or ------------- result in any abatement of Rent or any other charge payable by Tenant under this Lease.

22.6 Liquidated Damages. Landlord may require Tenant to pay liquidated damages in an amount equal to the sum ------------------- of the following:

                  (a)        an amount equal to the product of:

                             (i)      the sum of:

          (aa) the monthly Base Rent; plus

          (bb) the amount of Tenant's portion of the increase in Operating Cost as determined under Paragraph 3.2 for the month in which the Default occurs; times:

          (ii) the average length of time that it has taken Landlord to lease comparable space within the Park;

                             plus

          (b) the then reasonable average cost of remodeling office space within the Park (including a 10% supervision fee;

                             plus

(c) the attorney fees and other costs incurred by Landlord through the earlier of: (i) the date of obtaining a judgment against Tenant for the liquidated damages; or (ii) Tenant's voluntary payment of the liquidated damage amount as determined hereunder;

                             plus

                  (d) the unamortized balance of Tenant's Construction Cost loan, if any, owing by Tenant to Landlord pursuant to Paragraph 5.

                  Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any Law in effect at any time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         22.7 Option to Perform. Landlord may perform or cause to be performed, but is under no obligation to perform, the obligations of Tenant under this Lease and may enter the Leased Premises to accomplish such purpose without being liable to prosecution or any claim for damages therefor. Tenant agrees to reimburse Landlord on demand for any expense or cost, including reasonable attorneys' fees, which Landlord might or does incur in effecting compliance with this Lease on behalf of Tenant. Tenant further agrees that Landlord shall not be liable or responsible for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Paragraph 22, whether caused by the negligence of Landlord or otherwise.

         22.8 Attorney Fees. If Landlord is the prevailing party in any action under this Lease as a result of Tenant's Default or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord's rights hereunder, Tenant agrees in each such case to pay to Landlord the reasonable fees and other expenses incurred by Landlord in connection therewith (including without limitation, all costs and reasonable attorney's fees incurred by Landlord in enforcing and collecting on any judgment rendered against Tenant in Landlord's favor) to the extent permitted by Law.

         22.9 Reservation of Rights. The rights granted to or reserved by Landlord in this Lease are cumulative of every other right or remedy which Landlord might otherwise have at law or in equity and the exercise of one or more rights or remedies will not prejudice the concurrent or subsequent exercise of other rights or remedies.

         22.10 Landlord Non-Waiver of Remedies. No action by Landlord during the Lease Term will be deemed an acceptance of an attempted surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises will be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Leased Premises by Landlord will be construed as an election by Landlord to terminate this Lease, unless a written notice of termination is given to Tenant.
                  Notwithstanding any such reletting, re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous Default. Landlord's acceptance of Rent following the occurrence of a Default will not be construed as Landlord's waiver of such Default. No waiver by Landlord of any Default will be deemed to constitute a waiver of any other or future Default hereunder. Forbearance by Landlord to enforce one or more of the remedies herein provided will not be deemed to constitute a waiver of any Default. The failure of Landlord to enforce the Building Regulations against Tenant or any other tenant in the Building will not be deemed a waiver thereof. No provision of this Lease will be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

23. Landlord's Transfer. In the event Landlord transfers Landlord's interest in the Building, Landlord will thereby be released from any further obligation hereunder and the transferee will thereafter be liable for the performance of any obligations of Landlord hereunder and Tenant agrees to attorn and look solely to the transferee for the performance of such obligations. The agreement of Tenant to attorn to the transferee of Landlord will survive any termination of rights of Landlord in the Building and Tenant agrees to execute and deliver to the transferee or Landlord from time to time within ten (10) days after written request therefor all instruments which might be required by Landlord to confirm such attornment.

24. Subordination. This Lease and all rights of Tenant hereunder will, at Landlord's option, be subject and subordinate to all Encumbrances. Tenant agrees to execute and deliver to Landlord from time to time within ten (10) days after written request by Landlord all instruments which might be required by any Holder to confirm such subordination. Notwithstanding the foregoing, Tenant agrees that any Holder will have the right at any time to subordinate any rights of such Holder to the rights of Tenant under this Lease on such terms and subject to such conditions as such Holder deems appropriate in such Holder's absolute discretion.

25. Certificates. Tenant agrees to execute and deliver from time to time within ten (10) days after written request by Landlord a certificate, to the extent true or except as otherwise set forth in the certificate, certifying that: (a) Tenant has entered into occupancy of the Leased Premises and is presently open and conducting Tenant's business with the public in the Leased Premises; (b) the amount of Base Rent payable by Tenant hereunder; (c) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended; (d) neither Landlord nor Tenant is in default hereunder; (e) this Lease represents the entire agreement between Landlord and Tenant pertaining to the Leased Premises; (f) the Expiration Date; (g) all conditions under this Lease to be performed by Landlord have been satisfied; (h) no Rent has been paid more than thirty (30) days in advance of its due date; (i) no defense or offset currently exists or is claimed by Tenant against Landlord or against enforcement of this Lease by Landlord; (j) the address for notices to be sent to Tenant is as set forth in such certificate or at the Leased Premises; (k) Tenant will look only to Landlord for return of any deposit hereunder; (l) and such other certifications which might reasonably be required by Landlord. The certificate will also contain an agreement by Tenant with Holder that after the date of such certificate, Tenant will not: pay any Rent more than thirty (30) days in advance of its due date; surrender or consent to the modification, amendment or termination of this Lease by Landlord without the prior written consent of the Holder; or seek to terminate this Lease by reason of any default by Landlord until Tenant has given thirty (30) days prior written notice of such default to Holder and such default shall not have been cured within a reasonable time after giving such notice. Tenant will furnish to Landlord from time to time when requested by Landlord a statement of the financial condition of Tenant prepared by an independent, certified public accountant the chief financial officer of Tenant in form reasonably satisfactory to Landlord.

26. Hazardous Materials. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Building or the Leased Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored within the Leased Premises in a manner that complies with all Laws regulating any such Hazardous Material.

         26.1 Indemnification. If Tenant breaches the obligations of this Paragraph, or if the presence of Hazardous Material within the Building or the Leased Premises caused or permitted by Tenant results in contamination of the Leased Premises, or if contamination of the Building or the Leased Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses incurred by Landlord (including diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes costs incurred by Landlord in connection with any investigation of site conditions and any action to remedy any contamination of the Land, Building or Leased
                  Premises (a "Discharge"), including any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Material present in the soil or ground water on or under the Land. Without limiting the foregoing, if the presence of any Hazardous Material within the Building or the Leased Premises caused or permitted by Tenant results in Discharge, Tenant shall promptly take all actions at its sole expense as are necessary to return the Land, Building or Leased Premises to the condition existing prior to the Discharge; provided, that Landlord's approval of such actions shall first be obtained. The foregoing indemnity shall survive the Expiration Date or earlier termination of this Lease.

         26.2 Disclosure. Within thirty (30) days of receipt of written request from Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Leased Premises, or which Tenant intends to store, use or dispose of on the Leased Premises.

         26.3 Inspection. Landlord and its agents shall have the right, but not the duty, to inspect the Leased Premises at any time to determine Tenant's compliance with the terms of this Paragraph. Notwithstanding any other provision of this Lease, if Tenant is not in compliance with this Paragraph, Landlord shall have the right to immediately enter upon the Leased Premises to remedy any Discharge caused by Tenant's failure to comply and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as provided in this Paragraph. Landlord shall use reasonable efforts, under the circumstances, to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby.

26.4 Default. Any default under this Paragraph shall be a material Default enabling Landlord to exercise any ------- of the remedies set forth herein.

27. Relocation. Landlord shall have the right, upon giving Tenant sixty (60) days' written notice, to relocate Tenant to other space elsewhere in the Building, of approximately the same size, configuration and decor as the Leased Premises, and to move and place Tenant in such new space at Landlord's sole expense; provided, however, Tenant shall have no obligation to move until such remodeling is completed. Tenant shall acknowledge Landlord's right to relocate Tenant and Tenant's acceptance of the new space within ten (10) days of receipt by Tenant of Landlord's written relocation notice referenced above. In the event Tenant does not sign such an acknowledgment within said ten (10) day period, then at Landlord's option this Lease will automatically terminate at the expiration of the relocation period. In the event Landlord moves Tenant to said relocation space, then this Lease and each and all of the terms, covenants and conditions hereof shall remain in full force and effect, such relocation space will be deemed to be the Leased Premises hereunder and Landlord and Tenant will promptly execute an amendment to the Lease evidencing such relocation.

28. Parking. So long as this Lease is in full force and effect and no Default has occurred, Landlord will provide to Tenant, at no cost to Tenant, the nonexclusive use of surface parking on a first-come, first-served basis, in the designated parking areas located proximate to the Building. Such parking will be provided on a basis of not less than one parking space for every two hundred seventy-five (275) square feet of Net Rentable Area in the Leased Premises. Tenant agrees to use its best efforts to prevent its employees, invitees and licensees from utilizing more than one parking space for every two hundred seventy-five (275) square feet of Net Rentable Area contained in the Leased Premises. If Tenant's employees, invitees and licensees regularly use more than the maximum number of parking spaces allocated to Tenant under this Paragraph, Tenant agrees to remedy such excess use by complying with Landlord's direction to either: (a) pay to Landlord as Additional Rent the actual cost incurred by Landlord in providing such additional parking, or (b) relocate such excess parking to an off-site location designated by Landlord.

29. Signage. Tenant will be provided, at Landlord's expense, one building standard strip on the lobby directory per 2,500 square feet of Net Rentable Area contained in the Leased Premises. Landlord will also provide, at Tenant's expense, one suite identification sign adjacent to the main entry door of the Leased Premises in Landlord's standard form. Tenant will pay Landlord's reasonable charges for changing such building directory and identification sign at Tenant's request.

30.      Miscellaneous.  Landlord and Tenant further agree as follows:
         -------------

30.1 Park and Building Name. Landlord reserves the right at any time to change the name of either the Park ------------------------ or the Building without liability to Tenant.

         30.2 Brokerage. Landlord and Tenant hereby acknowledge that the lease of space contemplated herein was brought about solely by the efforts of TMK/Hogan Joint Venture, doing business as TMK/Hogan Commercial Real Estate Services ("Landlord's Broker") and Leonard E. Sullivan and Company ("Tenant's
                  Broker") and Tenant has dealt with no other broker in connection with the leasing of the Leased Premises. Landlord agrees to pay the brokerage commission earned by each
                  Landlord's Broker and Tenant's Broker in accordance with separate written agreements between Landlord and each such broker. If any other claims for commissions are ever made against either Landlord or Tenant in connection with this Lease, all such claims shall be handled and paid by the party whose actions form the basis of such claims, and such party shall indemnify and hold harmless the other from and against any and all such claims or demands with respect to any commissions asserted by any Person in connection with this Lease. Additionally, in the event Landlord has paid any commission installment to Tenant's Broker, and (a) this Lease is terminated by Tenant prior to the Commencement Date; or (b) Tenant fails to occupy and accept the Leased Premises for any reason constituting a Default by Tenant, Tenant promptly upon written demand from Landlord shall reimburse Landlord for any portion of such commission installment which has not been cancelled and returned to Landlord. These reimbursement and indemnification provisions shall survive any such termination of this Lease.

         30.3 Notices. Any notice to be given hereunder will be deemed to be given three (3) days after being deposited with the United States Postal Service, certified or registered mail, return receipt requested, with sufficient postage prepaid, addressed as stated below, or on the day of its personal delivery to the office of the respective party set forth below; and if telecopied or delivered by overnight courier, such notice will be deemed to be given on the business day immediately following the day on which it was telecopied or deposited with the courier.

                  Any Notice to Tenant shall be sent to:

                             ETHOS COMMUNICATIONS, INC.



                             Attention:           Bob Crull, President and CEO
                             Telephone:           (___)
                             Facsimile:           (___)

                  Any Notice to Landlord shall be sent to:

                             TMK Income Properties, L.P.
                             Suite 300, 1950 Stonegate Drive
                             Vestavia Hills, Oklahoma 35242-2516
                             Attention:           Robert C. McLean
                             Telephone:           (205) 967-8362
                             Facsimile:           (205) 969-1849

                             With a copy at the same time and in the same manner
to:

                             Lloyd T. Hardin, Jr., Esq.
                             Andrews Davis Legg Bixler Milsten & Price
                             Suite 500, 500 West Main Street
                             Oklahoma City, Oklahoma 73102
                             Telephone:           (405) 272-9241
                             Facsimile:           (405) 235-8786

                  Either party may at any time designate any other address for notices by giving written notice thereof to the other party.

         30.4 Joint and Several Liability. If Tenant comprises more than one Person, Tenant's obligations hereunder
                  ---------------------------
                  are joint and several.

         30.5 Attorneys' Fees. If either party is required to hire an attorney because of the breach by the other of any provision of this Lease, then the prevailing party will be entitled to receive its reasonable attorneys' fees and expenses from the other to the extent permitted by Law.

         30.6 Entire Agreement and Amendment. Tenant agrees that there are no representations, understandings, stipulations, agreements or promises pertaining to this Lease or the Leased Premises which are not incorporated herein. This Lease will not be altered, waived, amended or extended, except by a written agreement signed by Landlord and Tenant.

         30.7 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under any present or future Law, the remainder of this Lease will not be affected thereby. It is the intention of the parties that if any provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

         30.8 Binding Effect. The provisions of this Lease will be binding on and inure to the benefit of Landlord
                  ---------------
                  and Tenant and their respective successors and permitted assigns.

         30.9 Governing Law. This Lease will be construed and enforced according to the internal Laws of the State of Oklahoma. All claims, disputes and other matters in question arising out of or relating to this Lease, or the breach thereof, will be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of Oklahoma.

         30.10 Limitation of Damages to Tenant. In the event of any alleged default of Landlord under this or any other provision of the Lease, Tenant shall not seek to secure any claim for damages or indemnification by any attachment, levy, judgment, garnishment or other security proceedings against any property of Landlord other than Landlord's interest in the Building, it being agreed and understood, however, that the maximum recovery of Tenant against Landlord shall be in an amount equal to Landlord's equity interest in the Building. It is understood and agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Building. Such right of execution shall be subordinate and subject to any Encumbrance upon the Building.

         30.11 Time. Time is of the essence in the performance of Landlord's and Tenant's respective obligations
                  ----
                  hereunder.

         IN WITNESS WHEREOF, this Lease has been executed and delivered at Quail Springs Parkway Plaza, by the duly authorized officers of the parties on the date first above written.

                                                     Landlord:
                                                     --------

                                                TMK INCOME PROPERTIES, L.P.,
                                                a Delaware limited partnership

                                               By: Stonegate Realty Corporation,
                                                   a Delaware corporation,
                                                   as General Partner


                                                     By:
                                               Robert C. McLean, Vice President


                                                     Tenant:
                                                     ------

                                            ETHOS COMMUNICATIONS, INC.,
                                            a(n) __________________ corporation


                                          By:
                                          Name:  Bob Crull, President and CEO

List of Attachments and Schedules:

         Schedule 1:             Description of Leased Premises
         Schedule 2:             Final Working Drawings
         Schedule 3:             Form of Construction Agreement
         Schedule 4:             Building Regulations
         Schedule 5:             Additional Construction Compliance Requirements

103086v1em.

                                                   Schedule "1"
                                                 Page 1 of 1 Page

                                                    SCHEDULE "1"

                                         Description of the Leased Premises

                                             (floor plan to be inserted)











         The Leased Premises consists of approximately 3,978 square feet of Net Rentable Area located on the third (3rd) floor of the West Tower of the Building, designated as Suite _____.

                                                        Schedule "2"
                                                     Page 1 of 1 page

                                                        SCHEDULE "2"



         Final Working Drawings

                                                     [Attached]

                            103086v1em Schedule "3"
                                Page 1 of 2 Pages

                                  SCHEDULE "3"

                             Construction Agreement

         THIS AGREEMENT is made the _______ day of _____________,  1999, between TMK INCOME  PROPERTIES,  L.P., a Delaware
                                    -------        -------------
limited partnership, having an office at 204 North Robinson, Suite 600, Oklahoma City, Oklahoma 73102 (the "Landlord"), and ETHOS COMMUNICATIONS, INC., a(n)
__________________       corporation,       having       an       office      at
________________________________, Oklahoma ______________ (the "Tenant").

                                                W I T N E S S E T H :


         WHEREAS, Landlord and Tenant have heretofore executed and delivered a certain Office Lease (the "Lease") dated __________________, ____, covering certain space (the "Leased Premises") located on the third (3rd) floor of the West Tower of the Quail Springs Office Building, and providing for a Commencement Date of _____________, _____;

         WHEREAS,   Landlord  has  prepared  the  Final  Working   Drawings  for
construction of the Leasehold Improvements which are more particularly described at Exhibit "A" attached as a part hereof; and

         WHEREAS, by means of this Agreement, Landlord and Tenant desire to record their agreements with respect to the construction of the Leasehold Improvements.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained it is agreed as follows:

1. Definitions. The capitalized terms used in this Agreement will have the meanings indicated in the Lease.
         -----------

2. Agreement to Construct. Landlord hereby agrees to diligently construct or cause to be constructed the Leasehold Improvements in substantial compliance with the Final Working Drawings. All instructions to contractors and workmen on the Leased Premises to be made by Tenant, if any, will be made through Landlord and Tenant will not issue any other directions to such contractors or workmen.

3. Construction Cost. The Construction Cost of the Leasehold Improvements to be installed pursuant to the Final
         ------------------
Working Drawings will be the following:

         Contractor's guaranteed maximum cost             $___________

         Less: The Improvement Allowance
         ($5.00 per square foot of
         Net Rentable Area)                               ($___________)

         Plus: Landlord's supervision fee                  $___________
         of 10% of Contractor's
         guaranteed maximum cost

         Total Construction Cost to be
         paid by Tenant

         ("Tenant's Construction Cost")                    $

4. Payment by Tenant. Tenant approves the foregoing Construction Cost. Tenant agrees to pay one-half of Tenant's ----------------- Construction Cost upon the execution of this Construction Agreement. The balance of Tenant's Construction Cost will be paid to Landlord on the date of Substantial Completion of the Leasehold Improvements.

5. Changes. In the event Tenant orders any change in or addition to the work described in the Final Working ------- Drawings, all increased costs resulting therefrom will be paid by Tenant.

 Schedule "3" Page 2 of 2 Pages

6. Tenant's Access for Finishes. Landlord will permit Tenant and its agents or contractors (provided any such agents and/or contractors have been previously approved by Landlord) to enter the Leased Premises no less than fifteen (15) days prior to the date of Substantial Completion of the Leasehold Improvements to perform finish work or such other work and decorations in the Leased Premises in accordance with the approved Final Working Drawings or as otherwise approved by Landlord. Tenant shall ensure that Tenant's agents and contractors do not interfere with Landlord's agents, contractors and subcontractors in completing the timely construction of the Leasehold Improvements. Any such access to the Leased Premises prior to Substantial Completion of the Leasehold Improvements will be at the sole risk of Tenant, its employees, agents and representatives and Landlord shall have no liability therefor. Tenant shall save and hold Landlord harmless from any claims and liabilities asserted by Tenant or other Persons arising from the early access to the Leased Premises granted herein.

7. Substantial Completion. Landlord will certify to Tenant the date on which Substantial Completion occurs. Tenant will thereafter inspect the Leased Premises and provide to Landlord in writing a listing of any defects therein observed by Tenant within ten (10) days after Tenant's first day of occupancy of the Leased Premises. Landlord agrees to expeditiously cause such defects to be cured to the reasonable satisfaction of Tenant.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered at Oklahoma City, Oklahoma the date first above written.

                                                     Landlord:
                                                     --------

                                             TMK INCOME PROPERTIES, L.P.,
                                             a Delaware limited partnership

                                          By:      Stonegate Realty Corporation,
                                                   a Delaware corporation,
                                                   as General Partner


                                                     By:
                                               Robert C. McLean, Vice President



                                                     Tenant
                                               ETHOS COMMUNICATIONS, INC.,
                                              a(n)           corporation
                                                ------------------------------



                                           By:
                                           Name:  Bob Crull, President and CEO

                                                               Schedule "4"
                                                            Page 1 of 3 Pages

                                                    SCHEDULE "4"

                                                Building Regulations

1. Access. The entrances, lobbies, passages, corridors, elevators, stairways and other Common Areas will not be encumbered or obstructed by any Tenant or its agents, employees, licensees or invitees or be used for any purpose other than for access to the Leased Premises. Tenant will not use the Leased Premises to engage or pay any employees who do not work in the Building, provide an address in the Building in any advertisement seeking employees who will not actually work in the Building or otherwise permit persons to visit the Leased Premises in such numbers or under such conditions as to interfere with the use of the Common Areas by other tenants. Landlord reserves the right to regulate the use of the Common Areas of the Building by Tenant, its agents, employees, licenses and invitees and by persons making deliveries to Tenant (including, without limitation, the right to designate hours for deliveries, Building entrances and elevators for such use). No showcases or other articles will be placed in the Common Areas without the prior written consent of Landlord.

2. Air Conditioning. Heat and air conditioning will be provided by Landlord only during the published Business Hours for the Building as set forth in the Lease. Tenant may request heating or air conditioning during periods in addition to such Business Hours by use of Tenant's telephone system to access procedures with Landlord's HVAC control system computer in accordance with that systems access procedures. Such request will state the beginning and ending hours of such additional service. Tenant will submit to Landlord a list of all personnel who are authorized to make such requests. Charges for such additional services will be determined by Landlord for the hours of operation and will be based on the operating costs incurred by Landlord by reason of such additional service.

3. Building Hours. Landlord from time to time will establish and provide Tenant with a schedule of Business Hours for the Building. Landlord reserves the right to exclude from the Building during nonbusiness hours all persons not authorized in writing, by pass or otherwise, to have access to the Building and the Leased Premises. Each Tenant will be responsible for all persons authorized by such Tenant to have access to the Building and will be liable to Landlord for all acts of such persons while in the Building. Landlord may require all persons given access to the Building during nonbusiness hours to sign a register on entering and leaving the Building. Any person whose presence in the Building at any time might adversely affect, in the judgment of Landlord, the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. During the continuance of any public disturbance, Landlord may prevent all access to the Building. Landlord may require any person leaving any area of the Building with any package or other object to exhibit a pass from Tenant authorizing such removal. The failure to establish or enforce any of the foregoing requirements will not impose any liability on Landlord to any Tenant for the removal of any property from the Building or otherwise. Landlord will not be liable to any Tenant or other person for damages or loss arising from the admission, exclusion or ejection of any person to or from the Leased Premises or the Building.

4. Care. Tenant will not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building; provided, however, that the preceding prohibition will not preclude Tenant from hanging typical frames and artwork, so long as such is performed in a careful fashion and with appropriate wall hanging attachments that reasonably would be expected to limit the damage or restoration to the Leasehold Improvements. No boring, cutting or stringing of wires will be permitted except with the prior written consent of Landlord and as Landlord might direct. Tenant will not install any tile or other similar floor covering without the prior written consent of Landlord. Tenant will refer all contractors, representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before the performance of any such service (the foregoing provisions will apply to all work performed in the Building at Tenant's request, including, but not limited to, installations of telephone, telegraph equipment, electrical devices and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other portion of the Building).

5. Dangerous Substances. Neither Tenant nor its agents, employees, licensees or invitees will at any time bring or keep on the Leased Premises any flammable, combustible or explosive fluid, chemical or substance. No acids, vapors or other damaging materials will be discharged into the waste lines, vents or flues of the Building.

6. Doors. Corridor doors, when not in use, will be kept closed. Each Tenant on leaving the Leased Premises will ----- lock all corridor doors.

                                                                 Schedule "4"
                                                             Page 2 of 3 Pages

7. Drapes. No awnings or other projections will be attached to the outside walls of the Building. No curtains, blinds, shades, screens or covering other than those approved by Landlord will be attached to, hung in, or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such coverings will be of a quality, type, design and color approved by Landlord and attached in the manner approved by Landlord.

8. Equipment. Without first obtaining Landlord's written permission, Tenant will not install, attach or bring into the Leased Premises any machinery or equipment, other than normal office equipment, or any instrument, duct, refrigerator, air conditioner, heater, water cooler or other appliance (excepting normal kitchen appliances such as microwave ovens, coffee pots, and dishwasher) requiring the use of gas, electric current or water. Tenant agrees to limit the use of electric current to the capacity of existing feeders, risers and wiring installation. All additional electrical wiring will be done by or supervised by Landlord and Tenant will bear the expense of any additional installation. Any breach of the foregoing will authorize Landlord to enter the Leased Premises, remove what Tenant has installed and charge the cost of such removal and any damage that may be sustained thereby to Tenant.

9. Exterminators. From time to time, Landlord will cause the Leased Premises to be exterminated to the satisfaction
         -------------
of and by exterminators approved by Landlord.

10. Food. Tenant will not, without Landlord's prior written approval, permit any cooking (other than the conduct of cooking and heating of items in microwave ovens, toasters and coffee makers which is customary for offices similar to the type being leased by Tenant under the Lease), conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to Tenant's employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Leased Premises. Tenant will not, without Landlord's prior written approval, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing and/or vending machine, or permit the delivery of any food or beverages (except for take out lunch delivery services) to the Leased Premises, except by such persons as are approved by Landlord. No food or beverages will be carried in the Common Areas or elevators except in closed containers.

11. Locks. Landlord will provide all locks in the Leased Premises and no additional locks or bolts of any kind will be placed on any door or window by Tenant, nor will any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. A reasonable number of keys to such locks will be furnished by Landlord to each Tenant and Tenant will not permit any duplicate keys to be made by any person other than Landlord. Tenant will, on the termination of its Lease, restore to Landlord all keys furnished to Tenant and in the event of the loss of any keys so furnished Tenant will pay Landlord the cost thereof.

12. Maintenance. Tenant will promptly notify Landlord of any accident which occurs and any defect or maintenance required on the Leased Premises. The requests of Tenant will be attended to only on application to Landlord's office and Landlord's employees will not perform any work unless under instructions from Landlord's office.

13. Moving. No load shall be placed on the Leased Premises exceeding an average weight of eighty (80) pounds of live load per square foot of floor area. All movement of safes, freight, furniture or bulky items of any description will be performed by persons approved by Landlord under the supervision of Landlord during the hours and according to such routes and methods as Landlord designates from time to time. Each Tenant will notify Landlord prior to the delivery of any such items and Landlord will approve the weight and position of safes and other heavy items, which will in all cases stand on weight distribution devises approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Regulations or Tenant's Lease. All damages done to the Building by the movement or positioning of any property of a Tenant will be repaired at the expense of such Tenant and Landlord will not be liable for the acts of any person engaged in or any damage or loss of any property or person resulting from any act in connection with such movement or positioning.

14. Noise. Tenant will not make or permit to be made any unseemly or disturbing noises or disturb or interfere with
         -----
other Tenants of the Building.

15. Plumbing. The water closets and other plumbing fixtures will not be used for any purpose other than that for which they were constructed and no improper substances will be thrown therein. Landlord will have the right to regulate and limit the water usage of Tenant and to impose such charges as might be required to prevent waste thereof. All damages resulting from the misuse of any plumbing fixture by Tenant, its agents, employees, licensees or invitees will be borne by Tenant.

103086v1em.                                                Schedule "4"
                                                           Page 3 of 3 Pages

16. Prohibited Use. No space in the Building will be used for manufacturing or for lodging, sleeping or any immoral or illegal purpose. No space other than space so designated by Landlord will be used for the storage of merchandise or for the sale of merchandise, goods or property and no auction sales will be conducted by Tenant without the prior written consent of Landlord. Tenant will not occupy or permit any portion of the Leased Premises to be occupied for any purpose or in any manner which is contrary to the provisions of the "Declaration of Protective Covenants of Quail Springs Office Park" and any amendments thereto all as filed in the Office of the County Clerk of Oklahoma County, Oklahoma, or any zoning, building code or other law or regulation governing the Building.

17. Services. Unless expressly permitted by Landlord, no person will be employed by any Tenant to perform janitorial or maintenance services on the Leased Premises. Each Tenant and its agents, employees, licensees and invitees will cooperate with Landlord in keeping the Building neat and clean. Tenant will not throw or sweep anything into the Common Areas of the Building. Each Tenant will provide light, electrical power and water to the employees of Landlord performing janitorial services and maintenance in the Leased Premises. Landlord will be in no way responsible to any Tenant (a) for theft, mysterious disappearance or loss of property from the Leased Premises, however occurring, or (b) for damage done to the furniture or other effects of any Tenant arising from the gross negligence of Landlord's agents, employees or contractors working in the Leased Premises.

18. Signs. One Building directory will be furnished in the main lobby of the Building at the expense of Landlord and Landlord will determine the number of listings thereon for each Tenant. No sign, advertisement, notice or other lettering will be exhibited, inscribed, painted or affixed by Tenant on any window or other part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant. All markings on the doors in the Leased Premises will be inscribed, painted or affixed for Tenant by Landlord or by personnel approved by Landlord, at the expense of Tenant, and will be of a size, color, style and location acceptable to Landlord. Landlord will have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and on written notice from Landlord, Tenant will refrain from or discontinue such advertising. Tenant will not use the name of the Building or Landlord in any advertising without the express written consent of Landlord.

19. Vendors. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate with
         -------
Landlord to prevent the same. No Tenant will purchase water, ice, towels or other like services from any person not approved by Landlord.

20. Vehicles and/or Animals. No bicycles, vehicles or animals of any kind will be brought into the Building or kept in the Leased Premises. Only hand trucks equipped with rubber tires and side guards will be used in the Building by Tenant or its agents, employees, licensees or invitees.

21. Windows. The windows, doors and vents which admit light and/or air into the Common Areas or the Building will not be obstructed by Tenant and no bottles, parcels, plants or other articles will be placed on any windowsills. Tenant will at all times keep draperies adjusted to block the direct rays of the sun and to reduce the Building's air conditioning requirements.

22. Modification. Landlord reserves the right to rescind any of the foregoing regulations and to make such other and further reasonable regulations as in Landlord's judgment are needed from time to time for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of Tenants and their agents, employees, licensees and invitees. Such additional regulations will be binding on Tenant when written notice thereof is given to Tenant by Landlord.

Schedule "5"
Page 1 of 1 Page

                                  SCHEDULE "5"

                 Additional Construction Compliance Requirements

         (a) Tenant's Obligations. In the event Tenant in any instance is permitted under the Lease to separately construct or contract for the construction of all or any portion of the Leasehold Improvements (including any fixtures or equipment to be installed by Tenant and attached to the walls, floors or ceiling) or to make alterations thereto, Tenant will cause such installation, construction or alteration ("Tenant Installations") to be performed on the following basis: (a) Tenant will have previously furnished the identity of Tenant's proposed general contractor to Landlord for approval, which approval by Landlord will not be unreasonably withheld; (b) such Tenant Installations shall not weaken, impair or in any other way have a detrimental impact on the structural integrity of the Leased Premises, the Building or the leasehold improvements of other tenants of the Building or in any way adversely affect the mechanical or electrical systems of the Building; (c) Tenant shall obtain all necessary licenses, permits and similar authorizations from Governmental Authorities in a timely manner and shall further cause all such
Tenant Installations to comply with all applicable Laws and other Legal Requirements; (d) all Tenant Installations shall be completed with due diligence, in a good and workmanlike manner and in compliance with the Final Working Drawings (approved by Landlord, whether in compliance with the following procedure, or otherwise); (e) prior to commencing construction and at all times during construction, Tenant shall cause Tenant's contractor to obtain and maintain builder's risk insurance in form, amounts and from carriers reasonably acceptable to Landlord, naming such contractor, Tenant, Landlord, and any Holder as additional insureds, as their interests appear; (f) Tenant shall obtain and furnish lien waivers from all mechanics, materialmen and laborers involved in the Tenant Installations and Tenant hereby further agrees to indemnify and hold Landlord harmless from and against any and all mechanics', materialmen's and laborers' liens which may be filed on the basis of any work performed or materials supplied in connection with such Tenant Installations; (g) with respect to such Tenant Installations, Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, employees, invitees and licensees (including all other tenants of the Building and their respective agents, employees, licensees and invitees) free and harmless from and against any and all claims, liens, demands, and causes of action of every kind and character, including, without limitation, the amounts of judgments, penalties, interest, court costs and legal fees incurred by Landlord in defense of same, arising in favor of any third person (including employees of any contractor or any subcontractor) or Governmental Authority on account of taxes, claims, liens, debts, personal injuries, death or damage occurring or in any wise instant to, whether direct or indirect, or in connection with or arising out of such Tenant Installations; and (h) Tenant shall cause the construction to be performed in a manner that will (i) occur either at times other than the Building Hours for the Building as established in accordance with the Building Regulations or at times as otherwise approved in writing by Landlord; and (ii) not interfere with other tenants' use and occupancy of the Building and the Park, as determined by Landlord in Landlord's sole discretion.

         (b) Additional Final Working Drawing Requirements. In the event Tenant is in any instance after the Commencement Date obligated to furnish Final Working Drawings, then the following provisions shall apply: (a) Tenant shall prepare, at Tenant's expense, Final Working Drawings for the applicable space and shall submit the same to Landlord for approval on or before the date within thirty (30) days subsequent to the event requiring preparation of Final Working Drawings; (b) Landlord shall have fifteen (15) days from its receipt of the Final Working Drawings to either approve them in writing or provide Tenant with a request for specific changes, together with an explanation of the need for such changes; (c) Tenant shall have fifteen (15) days from its receipt of Landlord's written request for changes in which to respond with revised Final Working Drawings incorporating Landlord's requirements and/or a written objection to making such changes on the grounds that Landlord's requirements are unreasonable; (d) Landlord and Tenant will diligently work together in good faith to resolve any differences in the Final Working Drawings; provided, however, Landlord shall have final authority with respect to the Final Working Drawings in the event, in Landlord's reasonable opinion, Tenant's proposed Tenant Installations: (i) threaten to weaken or impair the structural integrity of the Building or the Leased Premises or the leasehold improvements of other tenants of the Building; (ii) will increase the risk of casualty to, or the rates of insurance coverages for, the Building; or (iii) are visible from either the Common Areas or from the exterior of the Building.